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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF ARCH COAL, INC.

    The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

                                                                               JURISDICTION OF
                    NAME                                                        INCORPORATION
                    ----                                                       ---------------

Arch Australia Pty Limited..........................................  New South Wales, Australia
Arch Energy Resources, Inc..........................................  Delaware
Arch Reclamation Services, Inc......................................  Delaware
Arch Technology Corporation.........................................  Delaware
Ark Land Company....................................................  Delaware
Ashland Coal, Inc...................................................  Delaware
Allegheny Land Company..............................................  Delaware
Apogee Coal Company.................................................  Delaware
Arch Coal Sales Company, Inc........................................  Delaware
Big Sandy Terminal, Inc.............................................  Delaware
Arch Coal Terminal, Inc.............................................  Delaware
Arch Coal International, Ltd........................................  Barbados
Ashland Terminal, Inc...............................................  Delaware
Coal-Mac, Inc.......................................................  Kentucky
Catenary Coal Holdings, Inc.........................................  Delaware
Arch of Wyoming, Inc................................................  Delaware
Catenary Coal Company...............................................  Delaware
Cumberland River Coal Company.......................................  Delaware
Lone Mountain Processing, Inc.......................................  Delaware
Mingo Logan Coal Company............................................  Delaware
Mountain Gem Land, Inc..............................................  West Virginia
Mountain Mining, Inc................................................  Delaware
Hobet Mining, Inc...................................................  West Virginia
Julian Tipple, Inc..................................................  Delaware
Mountaineer Land Company............................................  Delaware
P. C. Holding, Inc..................................................  Delaware
Energy Development Co...............................................  Iowa
Paint Creek Terminals, Inc..........................................  Delaware

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